Exhibit 10.1

SECOND AMENDMENT TO
THIRD AMENDED AND RESTATED CREDIT AGREEMENT

This SECOND AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) dated as of June 27, 2014, by and among Regency Centers, l.p., a limited partnership formed under the laws of the State of Delaware (the “Borrower”), REGENCY CENTERS CORPORATION, a corporation formed under the laws of the State of Florida (the “Parent”), each of the Lenders party hereto, and Wells Fargo Bank, National Association, as Administrative Agent (together with its successors and assigns, the “Administrative Agent”).

WHEREAS, the Borrower, the Lenders, the Administrative Agent and certain other parties have entered into that certain Third Amended and Restated Credit Agreement dated as of September 7, 2011 (as amended and as in effect immediately prior to the effectiveness of this Amendment, the “Credit Agreement”); and

WHEREAS, the Borrower, the Lenders party hereto and the Administrative Agent desire to amend certain provisions of the Credit Agreement on the terms and conditions contained herein;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows:

Section 1. Specific Amendment to Credit Agreement. Upon the effectiveness of this Amendment, the parties hereto agree that the Credit Agreement shall be amended as follows:

(a)    Section 1.1 of the Credit Agreement shall be amended by restating the definition of “Capitalization Rate”, “LIBOR” and “LIBOR Market Index Rate”, in each case, in their entirety as follows:

“Capitalization Rate” means 6.75%.

“LIBOR” means, with respect to any LIBOR Loan for any Interest Period, the rate of interest obtained by dividing (i) the rate of interest per annum determined on the basis of the rate for deposits in Dollars for a period equal to the applicable Interest Period which appears on Reuters Screen LIBOR01 Page (or any applicable successor page) at approximately 11:00 a.m. (London time) two Business Days prior to the first day of the applicable Interest Period by (ii) a percentage equal to 1 minus the stated maximum rate (stated as a decimal) of all reserves, if any, required to be maintained with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities”) as specified in Regulation D of the Board of Governors of the Federal Reserve System (or against any other category of liabilities which includes deposits by reference to which the interest rate on LIBOR Loans is determined or any applicable category of extensions of credit or other assets which includes loans by an office of any Lender outside of the United States of America). If, for any reason, the rate referred to in the preceding clause (i) does not appear on Reuters Screen LIBOR01 Page (or any applicable successor page), then the rate to be used for such clause (i) shall be determined by the Administrative Agent to be the arithmetic average of the rate per annum at which deposits in Dollars would be offered by first class banks in the London interbank market to the Administrative Agent at approximately 11:00 a.m. (London time) two Business Days prior to the first day of the applicable Interest Period for a period equal to such Interest Period. Any change in the maximum rate or reserves described in the preceding clause (ii) shall result in a change in LIBOR on the date on which such change in such maximum rate becomes effective.

“LIBOR Market Index Rate” means, for any day, LIBOR as of that day that would be applicable for a LIBOR Loan having a one-month Interest Period determined at approximately 10:00 a.m. Central time for such day (rather than 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period as otherwise provided in the definition of “LIBOR”), or if such day is not a Business Day, the immediately preceding Business Day. The LIBOR Market Index Rate shall be determined on a daily basis.

(b)    The Credit Agreement is further amended by amending Section 6.1(w) in its entirety as follows:

(w)    OFAC and Anti-Corruption.

(i)    None of the Parent, the Borrower, any of the other Loan Parties, any of the other Subsidiaries or any of their respective officers, employees and directors, or, to the knowledge of the Parent, any other Affiliate of the Parent, any of such Affiliate’s officers, employees and directors: (A) is in violation of any Applicable Laws related to bribery or corruption, (B) is a person named on the list of Specially Designated Nationals or Blocked Persons maintained by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”) available at http://www.treas.gov/offices/enforcement/ofac/index.shtml or as otherwise published from time to time; (C) is (x) an agency of the government of a country, (y) an organization controlled by a country, or (z) a person resident in a country that is subject to a sanctions program identified on the list maintained by OFAC and available at http://www.treas.gov/offices/enforcement/ofac/index.shtml, or as otherwise published from time to time, as such program may be applicable to such agency, organization or person; or (D) derives any of its assets or operating income from investments in or transactions with any such country, agency, organization or person; and none of the proceeds from any Loan will be used (x) to finance any operations, investments or activities in, or make any payments to, any such country, agency, organization, or person or (y) in violation of any Applicable Laws related to bribery or corruption; and

(ii)    The Parent has implemented and will maintain in effect policies and procedures designed to ensure compliance by the Parent, the Borrower, their respective Subsidiaries and their respective directors, officers and employees with Applicable Laws related to bribery, corruption and sanctions programs.

Section 2. Conditions Precedent. The effectiveness of this Amendment is subject to receipt by the Administrative Agent of each of the following, each in form and substance satisfactory to the Administrative Agent:

(a)    a counterpart of this Amendment duly executed by the Borrower, the Administrative
Agent and each of the Lenders;

(b)    an executed counter part of the Third Amendment to Term Loan Agreement, dated as of the date hereof, by and among Borrower, Parent, Administrative Agent and each of the lenders party thereto; and

(c)    such other documents, instruments and agreements as the Administrative Agent may reasonably request.

Section 3. Representations. Each of the Parent and the Borrower represents and warrants to the Administrative Agent and the Lenders that:

(a)    Authorization. Each of the Parent and Borrower has the right and power, and has taken all necessary action to authorize it, to execute and deliver this Amendment and to perform its obligations hereunder and under the Credit Agreement, as amended by this Amendment, in accordance with their respective terms. This Amendment has been duly executed and delivered by a duly authorized officer of each of the Parent and the Borrower and each of this Amendment and the Credit Agreement, as amended by this Amendment, is a legal, valid and binding obligation of the Parent and the Borrower enforceable against the Parent and the Borrower in accordance with its respective terms except as the same may be limited by bankruptcy, insolvency, and other similar laws affecting the rights of creditors generally and the availability of equitable remedies for the enforcement of certain obligations contained herein or therein and as may be limited by equitable principles generally.

(b)    Compliance with Laws, etc. The execution and delivery by each of the Parent and the Borrower of this Amendment and the performance by the Parent and the Borrower of this Amendment and the Credit Agreement, as amended by this Amendment, in accordance with their respective terms, do not and will not, by the passage of time, the giving of notice or otherwise: (i) require any Governmental Approval or violate any Applicable Law (including Environmental Laws) relating to the Parent, the Borrower or any other Loan Party; (ii) conflict with, result in a breach of or constitute a default under (1) the organizational documents of the Parent, the Borrower or any other Loan Party, or (2) any indenture, agreement or other instrument to which the Parent, the Borrower or any other Loan Party is a party or by which it or any of its respective properties may be bound, the violation of which indenture, agreement or other instrument could reasonably be expected to have a Material Adverse Effect; or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the

Parent, the Borrower or any other Loan Party, other than in favor of the Administrative Agent for its benefit and the benefit of the Lenders and the Issuing Bank.

(c)    No Default. No Default or Event of Default has occurred and is continuing as of the date hereof or will exist immediately after giving effect to this Amendment.

Section 4. Reaffirmation of Representations by Parent and Borrower. Each of the Parent and the Borrower hereby reaffirms that the representations and warranties made or deemed made by the Parent, the Borrower and each other Loan Party in the Loan Documents to which any of them is a party are true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty is true and correct in all respects) on and as of the date hereof with the same force and effect as if made on and as of the date hereof except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties were true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty was true and correct in all respects) on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted under the Credit Agreement or the other Loan Documents.

Section 5. Certain References. Each reference to the Credit Agreement in any of the Loan Documents shall be deemed to be a reference to the Credit Agreement as amended by this Amendment.

Section 6. Expenses. The Borrower shall reimburse the Administrative Agent upon demand for all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees) incurred by the Administrative Agent in connection with the preparation, negotiation and execution of this Amendment and the other agreements and documents executed and delivered in connection herewith.

Section 7. Benefits. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

Section 8. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

Section 9. Effect. Except as expressly herein amended, the terms and conditions of the Credit Agreement and the other Loan Documents remain in full force and effect. The amendments contained herein shall be deemed to have prospective application only from the date as of which this Amendment is dated, unless otherwise specifically stated herein.

Section 10. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and shall be binding upon all parties, their successors and assigns.

Section 11. Definitions. All capitalized terms not otherwise defined herein are used herein with the respective definitions given them in the Credit Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to Third Amended and Restated Credit Agreement to be executed as of the date first above written.

BORROWER:
REGENCY CENTERS, L.P.

By:	Regency Centers Corporation, its sole general partner

By:    /s/ Matthew J. Booth
Name: Matthew J. Booth
Title: Vice President

PARENT:
REGENCY CENTERS CORPORATION

By: /s/ Matthew J. Booth
Name: Matthew J. Booth
Title: Vice President

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[Signature Page to Second Amendment to Third Amended and Restated Credit Agreement
for Regency Centers, L.P.]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent and as a Lender

By: /s/ Andrew W. Hussion
Name: Andrew W. Hussion
Title: Vice President

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[Signature Page to Second Amendment to Third Amended and Restated Credit Agreement
for Regency Centers, L.P.]

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By: /s/ Cory Clement
Name: Cory Clement
Title: Vice President

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[Signature Page to Second Amendment to Third Amended and Restated Credit Agreement
for Regency Centers, L.P.]

BANK OF AMERICA, N.A., as a Lender

By: /s/ Asad Rafiq
Name: Asad Rafiq
Title: Vice President

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[Signature Page to Second Amendment to Third Amended and Restated Credit Agreement
for Regency Centers, L.P.]

JPMORGAN CHASE BANK, N.A., as a Lender

By: /s/ Mohammed S. Hasan
Name: Mohammed S. Hasan
Title: Vice President

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[Signature Page to Second Amendment to Third Amended and Restated Credit Agreement
for Regency Centers, L.P.]

SUNTRUST BANK, as a Lender

By: /s/ Nancy B. Richards
Name: Nancy B. Richards
Title: Senior Vice President

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REGIONS BANK, as a Lender

By: /s/ Kerri L. Raines
Name: Kerri L. Raines
Title: Vice President

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[Signature Page to Second Amendment to Third Amended and Restated Credit Agreement
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ROYAL BANK OF CANADA, as a Lender

By: /s/ Dan LePage
Name: Dan LePage
Title: Authorized Signatory

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[Signature Page to Second Amendment to Third Amended and Restated Credit Agreement
for Regency Centers, L.P.]

SUMITOMO MITSUI BANKING CORPORATION, as a Lender

By: /s/ Hideo Notsu
Name: Hideo Notsu
Title: Executive Director

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U.S. BANK NATIONAL ASSOCIATION, as a Lender

By: /s/ J. Lee Hord
Name: J. Lee Hord
Title: Vice President

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MIZUHO BANK, LTD., as a Lender

By: /s/ Noel Purcell
Name: Noel Purcell
Title: Authorized Signatory